UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary proxy statement.
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☐ Definitive proxy statement.
☐ Definitive additional materials.
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NUI Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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4)	Date Filed:

Filed by NUI Corporation pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

The following is an employee newsletter distributed by NUI to its employees on August 12, 2004:

a transition newsletter for nui and aglresources employees	August 12, 2004 Edition

Kickoff Meeting

Last Thursday, AGL Resources and NUI launched the transition team at a joint kick-off meeting in Atlanta. The team’s Charter is to plan the successful merger of the two companies.

In its first meeting, the 32-member team, made up of leaders from both organizations, met in Atlanta to determine how the process will work, developed a mission for the committee, and came away with one major success already under its belt.

In its first item of business, the transition team developed a mission statement for the committee’s work that called on the group to “identify all processes, information, assets and people necessary to assure that NUI’s operations will be seamlessly integrated into AGL Resources at closing. Assure ongoing compliance with all legal, regulatory, safety and reliability requirements.”

The team also committed itself to learn as much as possible about each company’s operations, stay dedicated to a timeline and keep the lines of communication open throughout the process of information gathering and analysis.

The transition leadership committee, which oversees the work of the transition team, met August 3 and reviewed the status of all regulatory filings, as well as a host of operating and evaluation issues.

At the August 5 kickoff meeting, NUI’s Mary Patricia Keefe announced that the New Jersey Board of Public Utilities has agreed to expedite its review of the proposed merger, one of the many legal steps the companies have to meet in order to finalize the merger.

The transition team organization chart shows the major areas of responsibility, however it is important to note that all departments will be represented.

Now that the transition team has launched its efforts, it will be rolling up its sleeves and meeting weekly to steadfastly lay the groundwork for the successful integration of the two companies.

The next joint transition team meeting will be Thursday, August 12.

Employee Spotlight
NUI PROFILE: Joe Crilly,
Construction & Maintenance Supervisor

A man named Crilly works for a gas company in New Jersey that is acquired by another gas company looking to expand its horizons. Sounds like something happening today? Yes...but it also happened 112 years ago.

Joe Crilly, a construction and maintenance supervisor at Elizabethtown Gas Company’s Green Lane Operations Center, belongs to the fourth generation of a family whose name has been synonymous with Elizabethtown Gas for three-quarters of the company’s 150-year history. In fact, Joe’s great-grandfather, Roger Crilly, was working for the rival Metropolitan Gas Light Company in 1892 when it was acquired by the Elizabethtown Gas Light Company.

Joe’s grandfather, John Crilly, began working for Elizabethtown Gas in 1910, and his granduncle Roger joined him in 1922. Joe’s father — Joe Crilly Sr. — and his uncle Jim started working for the company after World War II. It’s no wonder then that Joe refers to his Elizabethtown coworkers as “one big family. You spend as much time with this family as you do with your own,” he says.

Joe enjoys his job, which involves overseeing new construction and supervising the contractors who replace mains and services. “I like working outdoors, and enjoy meeting different people on the job,” he says. “I also like the fact that I’m constantly changing locations, so I’m never in the same place for long.”

Joe has seen a lot of changes in his 28 years at Elizabethtown Gas as a laborer, mechanic, trenching machine operator, crew leader and now, supervisor. “What I’ve enjoyed most are the changes in safety and technology,” he notes, pointing to advances in construction like directional drilling, pneumatic boring machines and plastic pipe.

When he’s not working, Joe enjoys spending time boating and fishing. “I like to do offshore fishing — way offshore, like 100 miles out,” he says. “I’ve landed a 250 pound tuna, a 300 pound blue marlin and a 300 pound mako shark.” The Wall Township resident is also an avid runner, having competed in the New York City Marathon and a number of shorter races at the Jersey shore.

All in all, it looks like Joe has found enjoyment in both his work and leisure activities. Call it the perfect merger.

Location Focus: Georgia

Georgia. It’s the Peach State that stays “on your mind.” It’s home to the Atlanta Braves, former President Jimmy Carter, Martin Luther King Jr. and AGL Resources, the parent company of Chattanooga Gas, Virginia Natural Gas, and Atlanta Gas Light — the oldest company in Georgia.

For AGL Resources, it all started back in 1856, when Atlanta Gas Light was founded to provide gas lights on the streets of Atlanta. In the years that followed, Atlanta and several surrounding communities throughout Georgia experienced a period of incredible growth during which the city tripled its population and became the commercial hub of the South. Atlanta Gas Light grew right along with it, expanding its services beyond Atlanta and throughout Georgia.

Home to more than 8 million residents, Georgia is the largest state, in terms of land mass, east of the Mississippi, and is often referred to as the capital of the South. And while it houses Hartsfield-Jackson International Airport, the world’s busiest passenger airport, CNN Headquarters, and a bustling metropolitan area, it is also home to the third tallest mountain range in the US and the pristine beaches of the Georgia barrier islands.

Atlanta, its capital, is a 24-hour city, home to world-class sports teams like the Braves, Hawks and Falcons, a thriving arts, political and business community and some 8,000 restaurants. Atlanta is also consistently ranked as one of the best cities in the world in which to do business, and is headquarters for hundreds of corporations, including Coca-Cola, Home Deposit, UPS and AGL Resources.

Two years ago, AGL Resources moved its headquarters to Ten Peachtree Place in Atlanta’s midtown business district, minutes from the apartment where Margaret Mitchell wrote, Gone with the Wind and located directly on the famed Peachtree Street that runs through the heart of the city.

Today, AGL Resources is literally part of Atlanta’s skyline. But it is proud to have always been part of its landscape and part of Georgia’s communities for almost 150 years.

Frequently Asked Questions

Q: How long will it take to receive approval for the sale from the New Jersey Board of Public Utilities and the Florida Public Service Commission? When will the sale close?

A: AGL Resources and NUI are working toward obtaining all necessary regulatory approvals so a closing can occur between December 2004 and March 2005. That is a target date, not a deadline. NUI shareholder approval also is required, with an Annual Meeting of Shareholders planned for sometime in October. The Securities and Exchange Commission must then approve the transaction.

Q: What impact will the transition toward the merger have on the day-to-day operations of NUI’s utilities?

A: There will be no impact on NUI’s service to its customers as a result of the transition. Until the sale is closed, NUI remains an independent company. After that, the NUI operations will be merged into AGL Resources, which already provides natural gas service to 1.8 million customers and has been in the natural gas business for nearly 150 years. AGL Resources is committed to making the transition as invisible as possible for our customers.

Q: Will AGL Resources’ compensation and benefits policies be applied to NUI employees? How do AGL Resources’ compensation and benefits compare to those of NUI?

A: The sale agreement calls for the compensation and benefits provided to NUI employees today to remain “substantially equivalent” for one year after the sale.

Q: Will NUI employees have equal status with AGL Resources employees?

A: AGL Resources intends to treat NUI employees as AGL Resources employees upon completion of the sale. They will be entitled to the same rights, privileges and career opportunities AGL Resources employees currently enjoy.

Q: Will bargaining unit contracts and seniority be honored?

A: AGL Resources will honor all bargaining units’ contracts.

Q: When can NUI employees expect to see AGL Resources people on site on a working/managing basis?

A: Depending on your work function, you may see and interact with AGL Resources transition team members soon. NUI’s current management will continue to operate the company until the sale is closed.

Q: What are the job titles/functions of the members of the transition team? Are they teamed up by function?

A: The titles vary from manager to senior vice president. Members were drawn from the actual operational areas to which they were assigned.

Future Communication
Employees of NUI and AGL Resources should direct their questions, concerns and input to their respective transition team members or to the numbers below. Your questions will be answered in future Merger Update news briefs.

For NUI	For AGL Resources
NUI Public Affairs	NUI Transition Line
Chris Reardon	x33397
908-719-4224	1-866-228-6721
creardon@nui.com	nui@aglresources.com
Employee Hotline - 1-877-201-9773

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed transaction, NUI will file with the Securities and Exchange Commission (SEC) a preliminary proxy statement regarding the proposed merger transaction on Schedule 14A. The information contained in such preliminary filing will not be complete and may be changed. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be sent to the stockholders of NUI seeking their approval of the proposed transaction. In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by NUI free of charge by requesting them in writing from NUI Corporation, P.O. Box 760, Bedminster, NJ 07921, Attention: Investor Relations, or by telephone at (908) 719-4223.

Participants in Solicitation

NUI and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of NUI in connection with the merger. Information about NUI’s directors and executive officers and their ownership of NUI’s common stock is included in NUI’s Form 10-K, filed with the SEC on May 13, 2004. Additional information about the interests of NUI’s participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement when it becomes available.

Forward-Looking Statements

This document contains forward-looking statements, including statements related to the potential sale of NUI Corporation and the anticipated additional financing. These statements are based on management’s current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, those factors set forth in NUI Corporation’s Form 10-K, Form 10-Q and its other filings with the Securities and Exchange Commission; NUI’s ability to consummate the sale; the ability to obtain the regulatory and other approvals required for the transaction on the terms expected or on the anticipated schedule; the ability of NUI and NUI Utilities to satisfy the conditions precedent to obtaining the $95 million of financing committed to by an affiliate of Credit Suisse First Boston; the ability of NUI and NUI Utilities to amend and extend their respective credit facilities; and other uncertainties, all of which are difficult to predict and some of which are beyond NUI Corporation’s control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words “expect,” “believe,” “project,” “anticipate,” “intend,” “should,” “could,” “will,” and variations of such words and similar expressions, are intended to identify forward-looking statements. NUI Corporation does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.